Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SANOFI

FLOATING RATE NOTE DUE 2028

No. R-[__]	U.S.$[__]
CUSIP 801060AH7
ISIN US801060AH74

Sanofi, a société anonyme duly organized and existing under the laws of the Republic of France, having its registered office at 46, avenue de la Grande Armée, 75017 Paris, France, existing for a term that will expire on May 18, 2093, registered with the Registry of Commerce and Companies (Registre du commerce et des sociétés) of Paris under No. 395 030 844 (herein called the “Company”, which term includes any successor or substitute corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__] U.S. Dollars (U.S.$[__]) on November 3, 2028, and to pay interest thereon from November 3, 2025 or from the most recent Floating Rate Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on February 3, May 3, August 3 and November 3 of each year, commencing February 3, 2026, at a floating rate until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Floating Rate Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 19, April 18, July 19 and October 19 (whether or not a Business Day), as the case may be, next preceding such Floating Rate Interest Payment Date.

In accordance with Section 1007 of the Indenture, the Company will make all payments of principal and interest on the Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within the Republic of France (or, if the Company changes its jurisdiction of organization or residency for tax purposes, the jurisdiction in which the Company is organized or resident for tax purposes or in the case of a successor entity of the Company, any jurisdiction in which such successor entity is organized or resident for tax purposes) or any jurisdiction through which the Company makes payments on the Securities (or, in either case, any tax authority therein) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor entity, as the case may be, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and will, to the fullest extent permitted by law, pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by the Holders had no such withholding or deduction been required by the Relevant Jurisdiction, except that no Additional Amounts will be payable for or on account of:

(A) any tax, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction (other than the mere holding of the Security), including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein; or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later (except to the extent that the Holder would have been entitled to such additional amounts on presenting it for payment on the thirtieth such day);

(B) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(C) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of such series;

(D) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security of such series to comply with the Company’s reasonable request (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which in each case of the foregoing (i) or (ii) is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge;

(E) any tax, duty, assessment or other governmental charge which such Holder or beneficial owner would have been able to avoid by presenting such Security to another Paying Agent; or

(F) any combination of items (A), (B), (C), (D) and (E) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Republic of France to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee, as Paying Agent, in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 3, 2025

SANOFI

By:
	Name:	Matthieu Peylet
	Title:	Head of Capital Markets

Attested by:

By:
	Name:	Alexandra Roger
	Title:	Head of Legal Corporate & Finance

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: November 3, 2025

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued outside France in one or more series under an Indenture, dated as of November 3, 2025 (herein called the “Indenture”), between the Company, as issuer, and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Securities of this series are not redeemable prior to Stated Maturity except as permitted under Section 1108 (“Optional Redemption Due to Changes in Tax Treatment”); the date specified for the Securities of this series, for the purpose of said Section 1108, is November 3, 2025. Section 1110 of the Indenture shall not apply to this Security.

This Security shall bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date (as defined below), equal to Compounded SOFR (as defined below), plus 0.540%. In no event will the interest on the Securities be less than zero. Interest on the Securities will be payable quarterly in arrears on February 3, May 3, August 3 and November 3 of each year, beginning February 3, 2026, and at the maturity or redemption date (each a “Floating Rate Interest Payment Date”). An “interest period” means the period from and including a Floating Rate Interest Payment Date (or, in the case of the initial interest period, from and including November 3, 2025) to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that, if a Floating Rate Interest Payment Date, other than the maturity date or the date of redemption or repayment, falls on a day that is not a business day, the Floating Rate Interest Payment will be postponed to the next day that is a business day and the Floating Rate Interest Payment Date will be such succeeding business day, and interest thereon will continue to accrue to but excluding such succeeding business day, except that if that business day is in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding business day and interest shall accrue to but excluding such preceding business day; provided further that the final interest period for the Securities will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity or redemption date, as applicable, of the Securities to, but excluding, the maturity date or redemption date, as applicable. If the maturity date of the Securities or date of redemption or repayment falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue during the period from and after such original maturity date or date of redemption or repayment. Payments postponed to the next business day described above, as applicable, will be treated under the Indenture as if they were made on the original due date, except for the continued accrual of interest and commencement of the following interest period as described above. Postponements of this kind, as applicable, will not result in a default under the Securities or the Indenture.

The interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding the related Floating Rate Interest Payment Date or, in the case of the redemption of the Securities, the date of redemption, as applicable (the “Interest Determination Date”), plus a margin of 0.540%.

All payments of interest on the Securities due on any Floating Rate Interest Payment Date will be made to the persons in whose names the Securities are registered at the close of business on January 19, April 18, July 19 and October 19, as applicable (which are the regular record dates), immediately preceding the related Floating Rate Interest Payment Date. However, interest that we pay on the maturity or redemption date, as applicable, will be payable to the person to whom the principal will be payable. Interest on the Securities will be calculated on the basis of a 360-day year and the actual number of calendar days in such interest period.

Deutsche Bank Trust Company Americas, or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the Securities at any time without notice to the holders of the Securities. The interest rate and amount of interest to be paid on the Securities for each interest period will be determined by the calculation agent. All determinations made by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on us and the holders of the Securities.

The amount of interest accrued and payable on the Securities for each interest period will be equal to the product of (i) the outstanding principal amount of the Securities multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period (or, for the initial interest period, preceding the settlement date of the Securities);

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the latter floating rate interest payment date relating to such interest period (or in the final interest period, preceding the maturity or redemption date); and“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(i)

the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(ii)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(a)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(b)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently athttp://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such interest period.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Securities, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Securities.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Securities will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin (not to be less than zero).

SOFR and the SOFR Index

SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Securities in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(i)	will be conclusive and binding absent manifest error;

(ii)	if made by us, will be made in our sole discretion;

(iii)	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(iv)	notwithstanding anything to the contrary in the documentation relating to the Securities, shall become effective without consent from the holders of the Securities or any other party.

As used herein, the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us our designee as of the Benchmark Replacement Date:

(i)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(ii)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(iii)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and(b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the margin specified in this prospectus supplement, and such margin shall be applied to the Benchmark Replacement to determine the interest payable on the Securities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other technical, administrative or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii)	in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(ii)

public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component),which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative, that its methodology has materially changed or that the Benchmark has been or will be prohibited from being used or that its use has been or will be subject to restrictions or adverse consequences, either generally or in respect of the Securities.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of a Benchmark Transition Event with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor website of the New York Federal Reserve or the website of any successor administrator of SOFR.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment

If the Securities become due and payable as a result of the occurrence of an event of default, the final Interest Determination Date shall, notwithstanding the definition specified above, be deemed to be the date on which the Securities become due and payable and the interest rate on the Securities shall, for so long as the Securities remain outstanding, be the rate determined on such date and shall continue to accrue thereon as provided otherwise herein.

None of the trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index or any other Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the trustee, the paying agent and the calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. In connection with any determination made hereunder, none of the trustee, the paying agent or the calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the trustee, the paying agent or the calculation agent be under any obligation to oversee or monitor our performance or that of our designee.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of this series and each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of either (at the option of the Company) (i) the Holders of a majority in principal amount of Outstanding Securities of this series or (ii) the Holders and/or holders of a majority in principal amount of the aggregate of the Outstanding Securities of this series and all other debt securities issued under the Indenture identified by the Company as affected by the waiver, all of such Holders and holders to be treated as a single class for such purpose.

The Indenture also contains provisions permitting (i) the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, and (ii) in certain circumstances (and at the option of the Company) Holders and/or holders of a majority in principal amount of the Outstanding Securities of the series to be affected as well as all other debt securities issued under the Indenture identified by the Company as affected by the waiver, such holders and Holders being then treated as a single class, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity or security satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, in each case for 60 days after receipt of such notice, request and offer of indemnity or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 and integral multiples of U.S. $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. This transfer or exchange will only be made if the Security Registrar is satisfied with the Holder’s proof of ownership.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee or its nominee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 308 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company, at the Company’s option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold or deposit moneys for payment in trust and certain other obligations in respect of the Trustee, the Paying Agent, Authenticating Agent and Securities Registrar) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, and premium, if any, and interest on, the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.